UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2014
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-2405642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 North Central Avenue, Suite 800 Phoenix, Arizona 85004
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On October 6, 2015, the Company held its 2015 Annual Meeting of Stockholders (“Annual Meeting”) at the Company's headquarters located at 1001 North Central Avenue, Suite 800, Phoenix, Arizona. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal Number 1:   Vote to elect the nominees listed below as directors:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Steven G. Bunger	8,556,076	13,116	119,325
Jack Hanna	8,245,600	323,592	119,325

Proposal Number 2:  Vote to ratify the appointment of McGladrey LLP as independent registered public accounting firm for fiscal year 2016:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
8,679,720	7,989	808	—

Proposal Number 3:  Advisory vote on executive compensation:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
8,499,290	69,078	824	119,325

Proposal Number 4:  Vote to amend the Restated Certificate of Incorporation to increase the authorized shares of common stock of Cavco from 20,000,000 to 40,000,000:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
6,215,844	2,469,584	3,089	—

Proposal Number 5:  Vote on various amendments to the Cavco 2005 Stock Incentive Plan, as disclosed in the 2015 Proxy Statement:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
8,268,809	299,887	496	119,325

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
James P. Glew
General Counsel and Secretary

Date:	October 7, 2015